Exhibit 99.1

Synthorx Reports First Quarter Financial Results

SAN DIEGO, CA – April 30, 2019 – Synthorx, Inc. (Nasdaq: THOR), a biotechnology company using a first-of-its-kind Expanded Genetic Alphabet platform technology to discover and develop optimized biologics for cancer and autoimmune disorders, today reported financial results and provided a business update for the first quarter ended March 31, 2019.

“Our accomplishments so far this year reflect our commitment to leveraging our proprietary Expanded Genetic Alphabet platform to design novel cytokine Synthorins and advance our programs in cancer and autoimmune disorders,” said Laura Shawver, president and chief executive officer. “We are building a robust dossier of preclinical safety and efficacy data for our lead program, THOR-707, providing enthusiasm leading to an Investigational New Drug application for THOR-707 in the second quarter. We are eager to start clinical trials soon thereafter.”

First Quarter 2019 and Other Recent Highlights

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Presented Preclinical Data at the CSCO Conference on Immunotherapy. In March 2019, Synthorx presented data at the Chinese Society for Clinical Oncology (CSCO) Conference on Immunotherapy demonstrating that THOR-707, an engineered not-alpha interleukin-2 (IL-2) for the treatment of solid tumors, induces strong immunological responses in vivo.

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Presented Preclinical Data at AACR. In April 2019, Synthorx presented data at the American Association of Cancer Research (AACR) Annual Meeting 2019 showing that THOR-707 elicits durable pharmacodynamic responses and efficacy alone and in combination with an anti-PD-1 therapy in multiple mouse models.

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To Present Preclinical Data at ASCO. Synthorx will present data showing the use of synthetic biology to reprogram the therapeutic activity of IL-2 at the 55th Annual Meeting of the American Society of Clinical Oncology (ASCO) to be held May 31st through June 4th, 2019 in Chicago, IL.

Financial Results

For the first quarter ended March 31, 2019, Synthorx reported a net loss of $10.9 million, compared to a net loss of $2.2 million for the comparable period in 2018.

Research and development expenses for the first quarter ended March 31, 2019 were $9.6 million, compared to $1.8 million for the same period in 2018. The increase in the company’s research and development expenses in 2019 was primarily attributable to the advancement of its THOR-707 program and related activities, including additional costs incurred in the first quarter of 2019 as the company prepares to file its IND application in the second quarter of 2019, combined with additional personnel and related costs as Synthorx has expanded its research and development team to support the development efforts for its programs.

General and administrative expenses for the first quarter ended March 31, 2019 were $2.4 million, compared to $0.4 million for the same period in 2018. The increase in general and administrative expenses was primarily attributable to increased personnel and related costs as the company expanded its general and administrative team to support operations.  Furthermore, the company incurred additional costs in 2019 that were not incurred during the same period in 2018 as Synthorx now operates as a public company, including additional insurance, legal and accounting fees.

As of March 31, 2019, Synthorx reported cash, cash equivalents and investment securities of $179.3 million, compared to $188.4 million at December 31, 2018.

About Synthorx

Synthorx, Inc. is a biotechnology company focused on prolonging and improving the lives of people with cancer and autoimmune disorders. Synthorx’s proprietary, first-of-its-kind Expanded Genetic Alphabet platform technology expands the genetic code by adding a new DNA base pair and is designed to create optimized biologics, referred to as Synthorins. A Synthorin is a protein optimized through incorporation of novel amino acids encoded by the new DNA base pair that enables site-specific modifications, which enhance the pharmacological properties of these therapeutics. The company’s lead product candidate, THOR-707, a variant of IL-2, is in development in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor. The company was founded based on important discoveries in Dr. Floyd Romesberg’s lab at The Scripps Research Institute. Synthorx is headquartered in La Jolla, Calif. For more information, visit www.synthorx.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to: preclinical data or plans underlying THOR-707 or any of our other development programs; references to the development of, and potential timing of regulatory submissions for, THOR-707 and our other product candidates; the potential efficacy of THOR-707 and our other product candidates; and the potential advantages of these drug programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "intends," "will," "goal," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Synthorx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as a development stage company; Synthorx’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Synthorx’s plans to develop and commercialize its product candidates; the potential for any future clinical trials of THOR-707 or other product candidates to differ from preliminary or expected results; Synthorx’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Synthorx’s reliance on key third parties, including contract manufacturers and contract research organizations; Synthorx’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which Synthorx operates; and market conditions. For a more detailed discussion of these and other factors, please refer to Synthorx’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Synthorx undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contacts:
Enoch Kariuki, Pharm.D.

Synthorx, Inc.

ekariuki@synthorx.com

858-750-4750

Christina Tartaglia

Stern IR, Inc.

christina.tartaglia@sternir.com

212-362-1200

Media Relations Contact:

Lauren Fish

Canale Communications

lauren@canalecomm.com

619-849-5386

SYNTHORX, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating expenses:
Research and development	$9,564	$1,765
General and administrative	2,355	425
Total operating expenses	11,919	2,190
Loss from operations	(11,919)	(2,190)
Other income:
Interest income, net	1,068	—
Net loss	$(10,851)	$(2,190)
Net loss per common share, basic and diluted	$(0.35)	$(2.32)
Weighted average common shares outstanding, basic and diluted	31,430,071	942,605

SYNTHORX, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current Assets:
Cash, cash equivalents and investments	$179,337	$188,356
Prepaid expenses and other current assets	1,315	1,688
Total current assets	180,652	190,044
Operating lease right-of-use asset	3,106	—
Property and equipment, net	1,428	1,382
Other assets	80	80
Total assets	$185,266	$191,506
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,963	$2,228
Accrued liabilities	4,802	4,814
Lease liability, current	390	—
Total current liabilities	8,155	7,042
Lease liability, noncurrent	2,931	—
Deferred rent	-	104
Total liabilities	11,086	7,146
Stockholders’ equity:	174,180	184,360
Total liabilities and stockholders’ equity	$185,266	$191,506